Exhibit 99.1

Q2 2020 Earnings Presentation August 6, 2020

Important Disclaimers 2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “may,” “will,” “continue,” “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” “should,” “could,” “would,” “predict,” “potential,” and “project,” the negative of these terms, or other comparable terminology and similar expressions. Forward-looking statements may include projected financial information and results as well as statements about Daseke’s goals, including its restructuring plans; Daseke’s financial strategy, liquidity and capital required for its business strategy and plans; and general economic conditions. The forward-looking statements contained herein are based on information available as of the date of this news release and current expectations, forecasts and assumptions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that Daseke anticipates, and readers are cautioned not to place undue reliance on the forward-looking statements. A number of factors, many of which are beyond our control, could cause actual results or outcomes to differ materially from those indicated by the forward-looking statements contained herein. These factors include, but are not limited to, general economic and business risks, such as downturns in customers’ business cycles and disruptions in capital and credit markets (including as a result of the recent coronavirus outbreaks or other global and national heath epidemics or concerns); Daseke’s ability to adequately address downward pricing and other competitive pressures; driver shortages and increases in driver compensation or owner-operator contracted rates; Daseke’s ability to execute and realize all of the expected benefits of its integration, business improvement and comprehensive restructuring plans; loss of key personnel; Daseke’s ability to realize all of the intended benefits from recent or future acquisitions; Daseke’s ability to complete recent or future divestitures successfully; seasonality and the impact of weather and other catastrophic events; fluctuations in the price or availability of diesel fuel; increased prices for, or decreases in the availability of, new revenue equipment and decreases in the value of used revenue equipment; Daseke’s ability to generate sufficient cash to service all of its indebtedness and Daseke’s ability to finance its capital requirements; restrictions in Daseke’s existing and future debt agreements; increases in interest rates; changes in existing laws or regulations, including environmental and worker health safety laws and regulations and those relating to tax rates or taxes in general; the impact of governmental regulations and other governmental actions related to Daseke and its operations; insurance and claims expenses; and litigation and governmental proceedings. For additional information regarding known material factors that could cause our actual results to differ from those expressed in forward-looking statements, please see Daseke’s filings with the Securities and Exchange Commission (the “SEC”), available at www.sec.gov, including Daseke’s Annual Report on Form 10-K filed with the SEC on March 10, 2020 and subsequent quarterly reports on Form 10-Q, particularly the section titled “Risk Factors.” The effect of the COVID-19 pandemic may remain prevalent for a significant period of time and may continue to adversely affect the Company’s business, results of operations and financial condition even after the COVID-19 pandemic has subsided and “stay at home” mandates have been lifted. The extent to which the COVID-19 pandemic impacts the Company will depend on numerous evolving factors and future developments that we are not able to predict. There are no comparable recent events that provide guidance as to the effect the COVID-19 global pandemic may have, and, as a result, the ultimate impact of the pandemic is highly uncertain and subject to change. Additionally, the Company will regularly evaluate its capital structure and liquidity position. From time to time and as opportunities arise, the Company may access the debt capital markets and modify its debt arrangements to optimize its capital structure and liquidity position. Daseke does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date as of when they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. Non-GAAP Financial Measures This presentation includes non-GAAP financial measures for the Company and its reporting segments. The Company believes its presentation of Non-GAAP financial measures is useful because it provides investors and industry analysts the same information that the Company uses internally for purposes of assessing its core operating performance. You can find the reconciliations of these measures to the nearest comparable GAAP measure in the Appendix of this presentation. Please note that non-GAAP measures are not a substitute for, or more meaningful than, net income (loss), cash flows from operating activities, operating income or any other measure prescribed by GAAP, and there are limitations to using non-GAAP measures. Certain items excluded from these non- GAAP measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital, tax structure and the historic costs of depreciable assets. Also, other companies in Daseke’s industry may define these non‐GAAP measures differently than Daseke does, and as a result, it may be difficult to use these non‐GAAP measures to compare the performance of those companies to Daseke’s performance. Because of these limitations, these non-GAAP measures should not be considered a measure of the income generated by Daseke’s business or discretionary cash available to it to invest in the growth of its business. Daseke’s management compensates for these limitations by relying primarily on Daseke’s GAAP results and using these non-GAAP measures supplementally. Daseke defines Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, and other fees and charges associated with financings, net of interest income, (iii) income taxes, (iv) acquisition-related transaction expenses (including due diligence costs, legal, accounting and other advisory fees and costs, retention and severance payments and financing fees and expenses), (v) business transformation costs, (vi) non-cash impairment, (vii) restructuring charges, and (viii) stock compensation expense. Daseke defines Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. Daseke defines Adjusted Net Income (Loss) as net income (loss) adjusted for acquisition related transaction expenses, business transformation costs, non-cash impairments, restructuring charges, amortization of intangible assets, the net impact of step-up in basis of acquired assets and unusual or non-regularly recurring expenses or recoveries. Daseke defines Adjusted Operating Ratio as (a) total operating expenses (i) less, acquisition-related transaction expenses, non-cash impairment, restructuring charges, unusual or non-regularly recurring expenses or recoveries, (ii) less, business transformation costs, and (iii) further adjusted for the net impact of the step-up in basis (such as increased depreciation and amortization expense) and amortization of identifiable intangible assets resulting from acquisitions, as a percentage of (b) total revenue. Daseke defines Operating Ratio as (a) total operating expenses as a percentage of (b) total revenue. Daseke defines Free Cash Flow as net cash provided by operating activities less purchases of property and equipment, plus proceeds from sale of property and equipment as such amounts are shown on the face of the Statements of Cash Flows. Daseke defines Net Debt as total debt less cash. See the Appendix for directly comparable GAAP measures. Industry and Market Data This presentation includes market data and other statistical information from third party sources, including independent industry publications, government publications and other published independent sources. Although Daseke believes these third-party sources are reliable as of their respective dates, Daseke has not independently verified the accuracy or completeness of this information.

• Substantial progress made in Q2’20 on strategic divestiture of Aveda • Collected approximately $48 million in proceeds from the sale of PP&E and reduction in working capital during Q2 2020 • Process expected to be largely concluded by end of Q3’20 3 Big Picture Takeaways: Q2 2020 Earnings Liquidity & Balance Sheet Continuing to Improve Maintaining Momentum Strong Execution Through Pandemic • $157.3 million of cash vs. $107.5 million at end of Q1’20 ― Total liquidity(1) $239.9 million • Net debt of $532.1 million, down from $586.1 million in Q1’20 • 3.0x leverage remains well below 4.0x bank covenant(2) • Continued execution of transformation actions combined with cost actions in response to COVID-19 • Operating Ratio (OR) of 96.5% - best quarterly OR performance as a public company • Positive Net Income of $0.5 million • Pandemic-impacted freight volumes troughed in April and sequentially improved in May and June Divestiture Process on Target (1) Available liquidity is the sum of cash plus revolving line of credit availability. (2) Debt EBITDA was $179.1 million for the twelve months ended 6-30-20 as defined by bank covenants. Bank covenant max set at 4.0x

✓ Operational improvements helped offset COVID-driven deflationary market ✓ Deleveraging and capturing results from integrations and Ops/Cost improvement remain key focus ✓ Rate environment has begun to recover, and volumes have improved from April trough Cash Flow from Operations $53m Net Debt Down $118m year-over-year Q2 2020: Quarter in Review Revenue $352m 4 96.5% Q2 2020 Operating Ratio Adj. EBITDA $44m Free Cash Flow $175m TTM $73m Q2 2020 Operating Ratio 96.5%

5 Transformation Update: Executing Phase II Phase I: • 3 Operational Integrations • Business Improvement Plans • Corporate Right-sizing Achieved operating/cost improvement exiting Q1’20 Phase II: • 3 Additional Operational Integrations • Further Business Improvement Plans • Cross Platform Optimization Initiatives On track for additional annual operating/cost improvement exiting Q4’20 Operational/Cost Improvement Plan Impact - Phase I & II Combined ✓ Operating Units Streamlined: from 16 to 9* ✓ $45M Annual Operating Income Improvement ✓ Positioned for more profitable growth going forward $30m $15m * Excludes Aveda which is being held for sale.

Building a Stronger Daseke for Tomorrow 6 Investing in areas of the business that will expand Daseke’s niche leadership position as the economy recovers from the pandemic: • Simplifying the Business • Investing in our Culture & Team • Investing in the Asset Base • Driving Better Utilizations Long-term Operating Ratio Potential < 90% Q2’19 99.0% Future < 90% Q2’20 96.5%

7 Q2 2020 Consolidated Financial Results (Quarter ended June 30) Q2 2020 Results ($ in millions) Operating Improvement Efforts Partially Offsets Rate and Volume Pressures 2Q20 2Q19%▲ Total Revenue $ 351.7 $ 450.6 -22% Revenue (excl. FSC) 329.7 414.5 -20% Operating Income (Loss) 12.4 4.7 +164% Net Income (Loss) 0.5 (6.4) nm Adjusted Net Income 8.0 3.4 +135% Adjusted EBITDA 43.7 46.0 -5% Total Segments Adj. EBITDA 53.4 57.7 -7% Corporate Adj. EBITDA (9.7) (11.7) -17% (Quarter ended June 30) Q2 2020 Results Excluding Aveda (1) ($ in millions) 2Q20 2Q19%▲ Total Revenue $ 342.0 $ 395.3 -13% Revenue (excl. FSC) 320.0 359.2 -11% Operating Income (Loss) 19.0 6.8 +179% Net Income (Loss) 5.1 (4.9) nm Adjusted Net Income 8.6 1.6 +438% Adjusted EBITDA 45.9 40.5 +13% Total Segments Adj. EBITDA 55.6 52.2 +7% Corporate Adj. EBITDA (9.7) (11.7) -17% (1) See reconciliations for non-GAAP measures

8 Specialized Financial Metrics (1) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner-operator miles driven in the period. Revenue per Tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner-operator tractors. Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment. Q2 2020 Q2 2019%▲ Revenue $221.5 $280.7 -21% Operating Ratio 93.5% 96.0% -250 bps Adj. Operating Ratio 91.2% 93.2% -200 bps Adjusted EBITDA 33.0 37.8 -13% Adjusted EBITDA Margin 14.9% 13.5% +140 bps Rate per Mile (1) $3.16 $3.54 -11% Revenue per Tractor (1) $56.4K $64.6K -13% ($ in Millions, Quarter ended Jun 30, except Rate per Mile and Revenue per Tractor) Q2 2020 Results Specialized Segment: Defensible Advantages • Embrace Complexity • Technical Know-how • Highly Specialized Equipment • Highly Skilled, Experienced Drivers

$2.90 $3.01 $2.96 $2.83 $3.05 $58.6 K $60.4 K $56.6 K $54.8 K $59.4 K $40.00 $45.00 $50.00 $55.00 $60.00 $65.00 $70.00 $2.50 $2.70 $2.90 $3.10 $3.30 $3.50 $3.70 $3.90 $4.10 $4.30 $4.50 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Specialized Rates (ex-Aveda) Rate per Mile Revenue per Tractor 9 Specialized Financial Metrics Excluding Aveda Q2 2020 Q2 2019%▲ Revenue $211.8 $225.3 -6% Operating Ratio 90.0% 94.1% -410 bps Adj. Operating Ratio 89.5% 92.0% -250 bps Adjusted EBITDA 35.2 32.3 +9% Adjusted EBITDA Margin 16.6% 14.3% +230 bps (1) (1) ($ in Millions, Quarter ended June 30) Q2 2020 Results ✓ Diverse customer base continues to support overall health of the business ✓ Wind energy markets remain strong; other end markets recovering from macro weakness ✓ Despite lower volumes, Rate per Mile up 5% during the quarter, and Revenue per Tractor up 1% (1) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner-operator miles driven in the period. Revenue per Tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner-operator tractors. Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

10 Flatbed Financial Metrics $1.94 $1.90 $1.87 $1.86 $1.80 $42.4 K $42.6 K $38.5 K $42.3 K $40.1 K $20.00 $25.00 $30.00 $35.00 $40.00 $45.00 $50.00 $1.20 $1.40 $1.60 $1.80 $2.00 $2.20 $2.40 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Flatbed Rates Rate per Mile Revenue per Tractor (1) (1) Q2 2020 Q2 2019%▲ Revenue $137.2 $174.9 -22% Operating Ratio 92.2% 96.5% -430 bps Adj. Operating Ratio 91.5% 95.5% -400 bps Adjusted EBITDA 20.4 19.9 +3% Adjusted EBITDA Margin 14.9% 11.4% +350 bps ($ in Millions, Quarter ended June 30) Q2 2020 Results ✓ Integrations and business improvement plans executed during Phase I and II positively impacting performance ✓ Adjusted OR improved ~400 basis points, still more work to do through Phase II (1) Rate per mile is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by total number of company and owner-operator miles driven in the period. Revenue per Tractor is the period’s revenue less fuel surcharge, brokerage and logistics revenues divided by the average number of tractors in the period, including owner-operator tractors. Miles are estimated based on information received as the date of filing. Miles may change quarter to quarter when final information is received from each operating segment.

Cash $157.3 Revolving line of credit availability $82.6 Available liquidity (1) $239.9 Net debt $532.1 Leverage ratio per bank covenants, which adjusts EBITDA for one-time costs (2) 3.0x 11 Capital Summary & Free Cash Flow (1) Available liquidity is the sum of cash plus revolving line of credit availability. (2) Debt EBITDA was $179.1 million for the twelve months ended 6-30-20 as defined by bank covenants. Bank covenant max set at 4.0x. ($ in millions) Capital Summary As of Jun 30, 2020 ($ in millions) Free Cash Flow & Financed Capex

Transformational Actions, Strengthening Balance Sheet 12 $62.4 $63.7 $79.6 $95.7 $107.5 $157.3 $50.00 $60.00 $70.00 $80.00 $90.00 $100.00 $110.00 $120.00 $130.00 $140.00 $150.00 $160.00 $170.00 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Building Strong Cash Position $710.8 $713.8 $713.2 $704.1 $693.6 $689.4 $675.00 $685.00 $695.00 $705.00 $715.00 $725.00 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Total Debt Stable & Declining Healthy Liquidity Position Supported by Strong Free Cash Flow Generation

Go Forward Priorities: Accelerate Momentum 13 Prioritize Safety Continuing to monitor and stay agile in navigating pandemic, while we protect the safety of our people, customers and communities Drive Execution Intently focused on driving further operational excellence across the organization and will complete Phase II of plan by end of 2020 Build Financial Strength Prioritizing strong free cash flow generation and will continue to delever and strengthen balance sheet over the next few years Position for Future Prudently invest in our people, services and infrastructure to emerge from pandemic as an even stronger market leader

14 Financial Reconciliations Reconciles net income (loss) to Adjusted EBITDA Net income (loss) $ 0.5 $ (6.4) $ (16.8) $ (15.7) Depreciation and amortization 22.8 39.7 49.1 81.2 Interest income (0.1) (0.2) (0.4) (0.4) Interest expense 11.0 12.7 23.0 25.4 Income tax provision (benefit) 2.1 (0.7) (1.8) (2.6) Business transformation costs 2.7 — 6.1 — Impairment — — 13.4 — Restructuring 3.0 — 3.5 — Stock based compensation 1.7 0.9 2.6 1.9 Adjusted EBITDA $ 43.7 $ 46.0 $ 78.7 $ 89.8 2020 2019 2020 2019 Daseke, Inc. and Subsidiaries Reconciliation of Net Income (Loss) to Adjusted EBITDA (Unaudited) (In millions) Three Months Ended June 30, Six Months Ended June 30,

Financial Reconciliations

DASEKE

Reconciles net income (loss) to Adjusted EBITDA by segment

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
(Unaudited)
(In millions)

	Three Months Ended June 30, 2020				Three Months Ended June 30, 2019			
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$ 6.0	$ 8.7	$ (14.2)	$ 0.5	$ 2.3	$ 6.1	$ (14.8)	$ (6.4)
Depreciation and amortization	9.3	13.2	0.3	22.8	13.6	26.0	0.1	39.7
Interest income	(0.1)	—	—	(0.1)	—	—	(0.2)	(0.2)
Interest expense	2.4	2.8	5.8	11.0	2.7	3.3	6.7	12.7
Income tax provision (benefit)	2.4	3.9	(4.2)	2.1	1.1	2.0	(3.8)	(0.7)
Business transformation costs	—	1.3	1.4	2.7	—	—	—	—
Restructuring	0.2	2.8	—	3.0	—	—	—	—
Stock based compensation	0.2	0.3	1.2	1.7	0.2	0.4	0.3	0.9
Adjusted EBITDA	**20.4**	**33.0**	**(9.7)**	**43.7**	**19.9**	**37.8**	**(11.7)**	**46.0**
Less Aveda Adjusted EBITDA	—	(2.2)	—	(2.2)	—	5.5	—	5.5
Adjusted EBITDA excluding Aveda	**$ 20.4**	**$ 35.2**	**$ (9.7)**	**$ 45.9**	**$ 19.9**	**$ 32.3**	**$ (11.7)**	**$ 40.5**
Total revenue	**$ 137.2**	**$ 221.5**			**$ 174.9**	**$ 280.7**		
Net income margin	**4.4%**	**3.9%**			**1.3%**	**2.2%**		
Adjusted EBITDA margin	**14.9%**	**14.9%**			**11.4%**	**13.5%**		
Total revenue excluding Aveda	**$ 137.2**	**$ 211.8**			**$ 174.9**	**$ 225.3**		
Net income margin excluding Aveda	**4.4%**	**6.3%**			**1.3%**	**3.4%**		
Adjusted EBITDA margin excluding Aveda	**14.9%**	**16.6%**			**11.4%**	**14.3%**		

15

Financial Reconciliations

Reconciles net income (loss) to Adjusted EBITDA by segment

Daseke, Inc. and Subsidiaries
Reconciliation of Net Income (Loss) to Adjusted EBITDA by Segment
(Unaudited)
(In millions)

	Six Months Ended June 30, 2020				Six Months Ended June 30, 2019			
	Flatbed	Specialized	Corporate	Consolidated	Flatbed	Specialized	Corporate	Consolidated
Net income (loss)	$ 10.2	$ (3.9)	$ (23.1)	$ (16.8)	$ 2.7	$ 9.9	$ (28.3)	$ (15.7)
Depreciation and amortization	18.4	30.1	0.6	49.1	28.4	52.6	0.2	81.2
Interest income	(0.1)	—	(0.3)	(0.4)	(0.1)	—	(0.3)	(0.4)
Interest expense	4.9	5.9	12.2	23.0	5.3	6.6	13.5	25.4
Income tax provision (benefit)	4.4	5.7	(11.9)	(1.8)	1.6	3.3	(7.5)	(2.6)
Business transformation costs	0.1	2.0	4.0	6.1	—	—	—	—
Impairment	—	13.4	—	13.4	—	—	—	—
Restructuring	0.2	3.3	—	3.5	—	—	—	—
Stock based compensation	0.3	0.7	1.6	2.6	0.3	0.9	0.7	1.9
Adjusted EBITDA	**38.4**	**57.2**	**(16.9)**	**78.7**	**38.2**	**73.3**	**(21.7)**	**89.8**
Less Aveda Adjusted EBITDA	—	(4.4)	—	(4.4)	—	12.3	—	12.3
Adjusted EBITDA excluding Aveda	**$ 38.4**	**$ 61.6**	**$ (16.9)**	**$ 83.1**	**$ 38.2**	**$ 61.0**	**$ (21.7)**	**$ 77.5**
Total revenue	**$ 292.4**	**$ 461.9**			**$ 343.0**	**$ 550.2**		
Net income margin	**3.5%**	**-0.8%**			**0.8%**	**1.8%**		
Adjusted EBITDA margin	**13.1%**	**12.4%**			**11.1%**	**13.3%**		
Total revenue excluding Aveda	**$ 292.4**	**$ 410.1**			**$ 343.0**	**$ 438.0**		
Net income margin excluding Aveda	**3.5%**	**4.8%**			**0.8%**	**3.1%**		
Adjusted EBITDA margin excluding Aveda	**13.1%**	**15.0%**			**11.1%**	**13.9%**		

16

17 Financial Reconciliations Reconciles net loss to Adjusted Net Income (Loss) Net income (loss) $ 0.5 $ (6.4) $ (16.8) $ (15.7) Business transformation costs 2.7 — 6.1 — Impairment — — 13.4 — Restructuring 3.0 — 3.5 — Amortization of intangible assets 1.8 3.9 3.6 8.2 Net impact of step-up in basis of acquired assets — 5.9 — 12.7 Tax impact of impairments — — (2.6) — Adjusted Net Income $ 8.0 $ 3.4 $ 7.2 $ 5.2 Daseke, Inc. and Subsidiaries Reconciliation of Net Income (Loss) to Adjusted Net Income (Unaudited) (In millions) Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019

18 Financial Reconciliations Reconciles net loss to Adjusted Net Income (Loss) excluding Aveda Net income (loss) $ 5.1 $ (4.9) $ 6.9 $ (11.9) Business transformation costs 1.5 — 4.2 — Restructuring 0.2 — 0.4 — Amortization of intangible assets 1.8 3.8 3.6 7.8 Net impact of step-up in basis of acquired assets — 2.7 — 6.1 Adjusted Net Income $ 8.6 $ 1.6 $ 15.1 $ 2.0 Reconciliation of Net Income (Loss) to Adjusted Net Income excluding Aveda Daseke, Inc. and Subsidiaries (Unaudited) (In millions) Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019

19 Financial Reconciliations Reconciles operating ratio to Adjusted Operating Ratio (Dollars in millions) Revenue $ 351.7 $ 450.6 $ 137.2 $ 174.9 $ 221.5 $ 280.7 Salaries, wages and employee benefits 99.4 124.3 30.7 34.9 63.7 82.7 Fuel 18.2 36.2 6.7 12.8 11.4 23.4 Operations and maintenance 45.3 53.1 10.2 13.0 35.1 39.9 Purchased freight 112.2 156.4 59.2 82.8 60.0 78.6 Depreciation and amortization 22.8 39.7 9.3 13.6 13.2 26.0 Restructuring 3.0 — 0.2 — 2.8 — Other operating expenses 38.4 36.2 10.2 11.7 20.8 19.0 Operating expenses 339.3 445.9 126.5 168.8 207.0 269.6 Operating ratio 96.5% 99.0% 92.2% 96.5% 93.5% 96.0% Business transformation costs 2.7 — — — 1.3 — Restructuring 3.0 — 0.2 — 2.8 — Amortization of intangible assets 1.8 3.9 0.8 1.3 1.0 2.6 Net impact of step-up in basis of acquired assets — 5.9 — 0.4 — 5.5 Adjusted operating expenses $ 331.8 $ 436.1 $ 125.5 $ 167.1 $ 201.9 $ 261.5 Adjusted operating ratio 94.3% 96.8% 91.5% 95.5% 91.2% 93.2% Daseke, Inc. and Subsidiaries Reconciliation of Adjusted Operating Ratio to Operating Ratio (Unaudited) (In millions) Three Months Ended June 30, 2020 2019 2020 2019 2020 2019 Consolidated Flatbed Specialized

Financial Reconciliations Reconciles operating ratio to Adjusted Operating Ratio 20 (Dollars in millions) Revenue $ 742.7 $ 883.6 $ 292.4 $ 343.0 $ 461.9 $ 550.2 Salaries, wages and employee benefits 209.8 243.4 64.2 69.4 137.9 163.7 Fuel 46.9 71.2 17.1 25.3 29.8 45.8 Operations and maintenance 90.9 107.9 21.0 27.3 69.8 80.3 Purchased freight 246.4 303.0 129.6 160.0 128.5 152.6 Depreciation and amortization 49.1 81.2 18.4 28.4 30.1 52.6 Impairment 13.4 — — — 13.4 — Restructuring 3.5 — 0.2 — 3.3 — Other operating expenses 78.6 71.5 22.6 23.2 41.1 36.4 Operating expenses 738.6 878.2 273.1 333.6 453.9 531.4 Operating ratio 99.4% 99.4% 93.4% 97.3% 98.3% 96.6% Business transformation costs 6.1 — 0.1 — 2.0 — Impairment 13.4 — — — 13.4 — Restructuring 3.5 — 0.2 — 3.3 — Amortization of intangible assets 3.6 8.2 1.6 3.0 2.0 5.2 Net impact of step-up in basis of acquired assets — 12.7 — 0.9 — 11.8 Adjusted operating expenses $ 712.0 $ 857.3 $ 271.2 $ 329.7 $ 433.2 $ 514.4 Adjusted operating ratio 95.9% 97.0% 92.7% 96.1% 93.8% 93.5% Reconciliation of Adjusted Operating Ratio to Operating Ratio Daseke, Inc. and Subsidiaries Consolidated Flatbed Specialized (Unaudited) (In millions) Six Months Ended June 30, 2020 2019 2020 2019 2020 2019

21 Financial Reconciliations Reconciles operating ratio to Adjusted Operating Ratio excluding Aveda (Dollars in millions) Revenue $ 342.0 $ 395.3 $ 137.2 $ 174.9 $ 211.8 $ 225.3 Salaries, wages and employee benefits 95.9 105.3 30.7 34.9 60.2 63.7 Fuel 17.7 33.1 6.7 12.8 11.0 20.3 Operations and maintenance 42.5 43.8 10.2 13.0 32.2 30.6 Purchased freight 109.3 141.0 59.2 82.8 57.2 63.2 Depreciation and amortization 22.8 32.2 9.3 13.6 13.2 18.4 Restructuring 0.2 — 0.2 — — — Other operating expenses 34.6 33.1 10.2 11.7 16.9 15.8 Operating expenses 323.0 388.5 126.5 168.8 190.7 212.0 Operating ratio 94.4% 98.3% 92.2% 96.5% 90.0% 94.1% Business transformation costs 1.5 — — — 0.1 — Restructuring 0.2 — 0.2 — — — Amortization of intangible assets 1.8 3.8 0.8 1.3 1.0 2.4 Net impact of step-up in basis of acquired assets — 2.7 — 0.4 — 2.3 Adjusted operating expenses $ 319.5 $ 382.0 $ 125.5 $ 167.1 $ 189.6 $ 207.3 Adjusted operating ratio 93.4% 96.6% 91.5% 95.5% 89.5% 92.0% Daseke, Inc. and Subsidiaries Reconciliation of Adjusted Operating Ratio to Operating Ratio excluding Aveda (Unaudited) (In millions) Three Months Ended June 30, 2020 2019 2020 2019 2020 2019 Consolidated Flatbed Specialized

22 Financial Reconciliations Reconciles operating ratio to Adjusted Operating Ratio excluding Aveda (Dollars in millions) Revenue $ 690.9 $ 771.4 $ 292.4 $ 343.0 $ 410.1 $ 438.0 Salaries, wages and employee benefits 191.1 205.4 64.2 69.4 119.2 125.7 Fuel 44.2 65.0 17.1 25.3 27.1 39.6 Operations and maintenance 80.5 90.7 21.0 27.3 59.4 63.1 Purchased freight 229.1 270.4 129.6 160.0 111.2 120.0 Depreciation and amortization 45.7 65.4 18.4 28.4 26.7 36.8 Restructuring 0.4 — 0.2 — 0.2 — Other operating expenses 70.0 65.5 22.6 23.2 32.5 30.4 Operating expenses 661.0 762.4 273.1 333.6 376.3 415.6 Operating ratio 95.7% 98.8% 93.4% 97.3% 91.8% 94.9% Business transformation costs 4.2 — 0.1 — 0.1 — Restructuring 0.4 — 0.2 — 0.2 — Amortization of intangible assets 3.6 7.8 1.6 3.0 2.0 4.8 Net impact of step-up in basis of acquired assets — 6.1 — 0.9 — 5.2 Adjusted operating expenses $ 652.8 $ 748.5 $ 271.2 $ 329.7 $ 374.0 $ 405.6 Adjusted operating ratio 94.5% 97.0% 92.7% 96.1% 91.2% 92.6% Reconciliation of Adjusted Operating Ratio to Operating Ratio excluding Aveda Daseke, Inc. and Subsidiaries Consolidated Flatbed Specialized (Unaudited) (In millions) Six Months Ended June 30, 2020 2019 2020 2019 2020 2019

23 Financial Reconciliations Reconciles total revenue to revenue excluding fuel surcharge (Dollars in millions) Total revenue $ 351.7 $ 450.6 $ 742.7 $ 883.6 Less: Fuel surcharge (22.0) (36.1) (52.5) (68.1) Revenue excluding fuel surcharge $ 329.7 $ 414.5 $ 690.2 $ 815.5 Daseke, Inc. and Subsidiaries Reconciliation of total revenue to revenue excluding fuel surcharge (Unaudited) (In millions) Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019

24 Financial Reconciliations Reconciles total revenue to revenue excluding fuel surcharge excluding Aveda (Dollars in millions) Total revenue $ 342.0 $ 395.3 $ 690.9 $ 771.4 Less: Fuel surcharge (22.0) (36.1) (52.5) (68.1) Revenue excluding fuel surcharge $ 320.0 $ 359.2 $ 638.4 $ 703.3 Reconciliation of total revenue to revenue excluding fuel surcharge excluding Aveda Daseke, Inc. and Subsidiaries (Unaudited) (In millions) Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019

25 Financial Reconciliations Reconciles net cash flows from operating activities to Free Cash Flow (Dollars in millions) Net cash provided by operating activities $ 142.1 $ 131.2 Purchases of property and equipment (24.8) (47.4) Proceeds from sale of property and equipment 57.7 31.1 Free Cash Flow $ 175.0 $ 114.9 Daseke, Inc. and Subsidiaries Reconciliation of cash flows from operating activities to Free Cash Flow (Unaudited) (In millions) 2020 2019 Last Twelve Months Ended June 30,

26 Financial Reconciliations Reconciles net cash flows from operating activities to Free Cash Flow (Dollars in millions) Net cash provided by operating activities $ 53.2 $ 18.5 $ 82.9 $ 54.9 Purchases of property and equipment (10.4) (8.2) (14.9) (12.1) Proceeds from sale of property and equipment 30.6 11.9 36.4 16.5 Free Cash Flow $ 73.4 $ 22.2 $ 104.4 $ 59.3 2020 2019 2020 2019 Daseke, Inc. and Subsidiaries Reconciliation of cash flows from operating activities to Free Cash Flow (Unaudited) (In millions) Three Months Ended June 30, Six Months Ended June 30,

27 Financial Reconciliations Reconciles total debt to net debt Term Loan Facility $ 486.0 $ 491.0 Equipment term loans 173.8 197.1 Finance lease obligations 29.6 25.7 Total debt 689.4 713.8 Less: cash (157.3) (63.7) Net debt $ 532.1 $ 650.1 2020 2019 Daseke, Inc. and Subsidiaries Reconciliation of total debt to net debt (Unaudited) (In millions) As of June 30,

28 Capitalization Summary Security Issued or Granted Common Stock Equivalent Common shares (1) 64,727,425 64,727,425 Restricted stock units - in the money 1,066,501 1,066,501 Options - in the money 74,000 74,000 Total in-the-money shares 65,867,926 (1) The weighted average common shares outstanding at June 30, 2020 was 64,625,347. Daseke, Inc. and Subsidiaries Capitalization Summary (2) As of June 30, 2020 (2) Out-of-the money securities not included in the above table as of June 30, 2020: a) 35,040,658 common stock warrants, representing 17,520,329 shares of common stock with an exercise price of $11.50., b) 650,000 shares of Series A Convertible Preferred as of June 30, 2020 with a conversion price of $11.50 and initially convertible into 8.6957 shares of common stock per preferred share (5,625,173); c) 3,984,624 stock options - vested and unvested, consisting of Director and Employee stock options of 100,000 (weighted average exercise price of $9.98) and 3,884,624 - vested and unvested (weighted average exercise price of $5.65), respectively, with a stock price of $4.15 as of August 3, 2020.

Daseke, Inc. 15455 Dallas Parkway, Ste 550 Addison, TX 75001 www.Daseke.com Investor Relations Joe Caminiti or Chris Hodges, Alpha IR 312-445-2870 DSKE@alpha-ir.com 29 Contact Information